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                                                                    EXHIBIT 99.1


Current Development Activity

     The following table summarizes Archstone's development communities under construction as of December 31, 2000 (dollar amounts in thousands):

                                                                                           Actual or         Expected
                                                             Total                       Expected Date    Stabilization
                                    Number of  Archstone    Expected      Start Date    for First Units        Date          %
                                      Units   Investment Investment(1)   (Quarter/Year) (Quarter/Year)(2) (Quarter/Year) Leased(3)
                                    --------- ---------- -------------- -------------- ------------------ -------------- -----------
East Region:
 Austin, Texas:
  Archstone Monterey Ranch III......      448 $   31,405 $      31,669          Q3/98              Q2/00          Q2/01      85.49%
                                    --------- ---------- -------------
 Charlotte, North Carolina:
  Archstone Tyvola Centre...........      404     28,051        31,398          Q3/99              Q3/00          Q4/01      73.27%
                                    --------- ---------- -------------
 Richmond, Virginia:
  Archstone at Swift Creek II.......      144      5,637        11,021          Q2/00              Q2/01          Q4/01        N/A
                                    --------- ---------- -------------
 Southeast Florida:
  Archstone at Woodbine.............      408     28,009        30,722          Q3/99              Q2/00          Q4/01      60.29%
                                    --------- ---------- -------------
 Stamford, Connecticut:
  Archstone Stamford................      160     11,629        30,773          Q3/00              Q3/01          Q2/02        N/A
                                    --------- ---------- -------------
 Greater Washington D.C
  Metropolitan Area:
  Archstone Columbia Town Center....      531     12,700        65,141          Q2/00              Q4/01          Q2/03        N/A
                                    --------- ---------- -------------
   Total East Region................    2,095 $  117,431 $     200,724
                                    --------- ---------- -------------

West Region:
 Orange County, California:
  Archstone Mission Viejo...........      216 $   12,816 $      34,574          Q3/00              Q4/01          Q3/02        N/A
                                    --------- ---------- -------------
 Phoenix, Arizona:
  Archstone Deer Valley Village II..      336     18,010        23,680          Q1/00              Q4/00          Q2/02      23.21%
                                    --------- ---------- -------------
 San Diego, California:
  Archstone Mission Valley..........      736     77,623       106,328          Q4/99              Q3/00          Q2/02      31.79%
                                    --------- ---------- -------------
 San Jose, California:
  Archstone Willow Glen.............      412     57,255        69,581          Q3/99              Q4/00          Q1/02      10.44%
                                    --------- ---------- -------------
 Ventura, California:
  Archstone Moorpark................      312     15,384        40,283          Q3/00              Q1/02          Q4/02        N/A
                                    --------- ---------- -------------
   Total West Region................    2,012 $  181,088 $     274,446
                                    --------- ---------- -------------
    Total Communities
      Under Construction............    4,107 $  298,519 $     475,170
                                    ========= ========== =============

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were occupied (or are expected to be occupied).
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of December 31, 2000. A "N/A" indicates the communities where Lease-Up has not yet commenced. Archstone begins leasing units prior to completion of the entire community.